Exhibit 99.1

Alarm.com Reports Third Quarter 2021 Results

-- Third quarter total revenue increased 21.1% year-over-year to $192.3 million --
-- Third quarter SaaS and license revenue increased 17.9% year-over-year to $118.1 million --
-- Third quarter GAAP net income attributable to common stockholders was $13.5 million, compared to $36.1 million for the third quarter of 2020 --
-- Third quarter non-GAAP adjusted EBITDA increased 8.9% year-over-year to $37.6 million, compared to $34.5 million for the third quarter of 2020 --

TYSONS, VA., November 4, 2021 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2021. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2021 and increased its guidance for the full year of 2021.

“We are pleased to report another quarter of solid results,” said Steve Trundle, President and CEO of Alarm.com. “During the third quarter, we saw continued momentum as our service provider partners successfully deployed the growing range of Alarm.com’s connected property solutions. The Alarm.com team also introduced innovative new technology, including video analytics capabilities, that will expand our opportunities in both the residential and commercial markets.”

Third Quarter 2021 Financial Results as Compared to Third Quarter 2020

•SaaS and license revenue increased 17.9% to $118.1 million, compared to $100.1 million.
•Total revenue increased 21.1% to $192.3 million, compared to $158.9 million.
•GAAP net income attributable to common stockholders decreased to $13.5 million, or $0.26 per diluted share, compared to $36.1 million, or $0.71 per diluted share, primarily due to a gain of $24.7 million on the sale of an investment in one of our platform partners during the third quarter of 2020.
•Non-GAAP adjusted EBITDA(*) increased to $37.6 million, compared to $34.5 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $27.4 million, or $0.53 per diluted share, compared to $24.8 million or $0.49 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $700.3 million as of September 30, 2021, compared to $253.5 million as of December 31, 2020. The increase in cash and cash equivalents was primarily due to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026 in a private placement to qualified institutional buyers, resulting in proceeds of $484.3 million, net of $15.7 million of transaction fees and other debt issuance costs.
•For the quarter ended September 30, 2021, cash flows from operations was $37.9 million, compared to $18.6 million for the quarter ended September 30, 2020. For the quarter ended September 30, 2021, non-GAAP free cash flow(*) was $36.3 million, compared to $15.1 million for the quarter ended September 30, 2020.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Launched Perimeter Guard: Based on Alarm.com's advanced video analytics software, Perimeter Guard can proactively identify and engage would-be intruders before they can threaten physical property. Perimeter Guard enables certain outdoor video cameras to automatically respond to suspicious activity with audible alerts and flashing red LED lights to deter potential break-ins. Subscribers can target specific activity and areas of their property with loitering detection, directional tripwires and ground zones capabilities. Perimeter Guard is offered as an enhancement to Alarm.com’s video analytics services and supports residential and commercial subscribers.

•Introduced Commercial Video Analytics: Business Activity Analytics significantly enhances Alarm.com’s commercial video offering with capabilities that can help improve and optimize business operations. Commercial subscribers can intelligently monitor a full range of customer and employee activity through occupancy tracking, people counting, queue monitoring, crowd gathering and heat mapping. Real-time notifications and powerful business intelligence reporting can help streamline customer flows, reduce wait times, measure the effectiveness of marketing campaigns and enforce occupancy and social distancing limits.

•Released Pro-Series Commercial Video Cameras: Designed to commercial specifications, the Pro-Series line enables the full range of Alarm.com’s Business Activity Analytics and enhances the forensic image quality of recorded video. The cameras are compliant with National Defense Authorization Act and are available in a turret, bullet and dome form factor with 4-megapixel image sensor options and varifocal lenses. Whether a commercial customer needs to monitor a large area such as a parking lot, or a narrow hallway or a door, Pro-Series cameras can flexibly adjust to meet the robust coverage and image quality requirements of mid-market commercial installations.

•Improving Service Provider Efficiency and Customer Experience: Alarm.com’s Partner Services Platform now provides a new Service Dashboard, a unified interface that displays key operational and customer experience indicators, including technician performance, system reliability and customer engagement metrics. Service managers can quickly identify and implement operational efficiencies through Alarm.com’s service provider tools, including the award-winning On Site Wrap Up capability and System Check tool.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the fourth quarter of 2021 and increasing its guidance for the full year of 2021 based upon current management expectations.

For the fourth quarter of 2021:

•SaaS and license revenue is expected to be in the range of $118.1 million to $118.3 million.

For the full year of 2021:

•SaaS and license revenue is expected to be in the range of $456.7 million to $456.9 million.
•Total revenue is expected to be in the range of $721.7 million to $731.9 million, which includes anticipated hardware and other revenue in the range of $265.0 million to $275.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $138.0 million to $140.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $97.3 million to $98.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 52.1 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.87 to $1.88 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its third quarter 2021 financial results and its outlook for the fourth quarter and full year of 2021. A live audio webcast is scheduled to begin at 4:30 p.m. ET on November 4, 2021. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through November 11, 2021 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 4968939. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Secondary offering expense: We exclude secondary offering expense because we do not consider costs associated with the secondary offering to be indicative of our core operating performance and we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results and improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related (benefit) / expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Amortization of debt discount and debt issuance costs: We record amortization of debt discount and debt issuance costs related to our convertible senior notes as interest expense. We exclude amortization of debt discount and debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt discount and debt issuance costs related to our convertible senior notes as discussed above.

Interest income and other income / (expense), net: We exclude interest income and other income / (expense), net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for / (benefit from) income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, and the Company’s guidance for the fourth quarter and full year of 2021 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2021 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended September 30, 2021. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
SaaS and license revenue	$118,059	$100,126	$338,628	$287,780
Hardware and other revenue	74,265	58,725	215,051	164,647
Total revenue	192,324	158,851	553,679	452,427
Cost of revenue:
Cost of SaaS and license revenue	17,425	14,344	49,782	39,673
Cost of hardware and other revenue	62,959	46,839	173,731	128,495
Total cost of revenue	80,384	61,183	223,513	168,168
Operating expenses:
Sales and marketing	22,557	18,410	62,085	52,405
General and administrative	18,689	17,410	64,839	55,634
Research and development	44,143	36,914	130,101	113,280
Amortization and depreciation	7,467	6,878	22,329	20,023
Total operating expenses	92,856	79,612	279,354	241,342
Operating income	19,084	18,056	50,812	42,917
Interest expense	(4,196)	(556)	(11,718)	(2,069)
Interest income	140	118	446	734
Other income / (expense), net	53	24,753	(70)	24,910
Income before income taxes	15,081	42,371	39,470	66,492
Provision for / (benefit from) income taxes	1,787	6,546	(2,864)	5,471
Net income	13,294	35,825	42,334	61,021
Net loss attributable to redeemable noncontrolling interest	244	259	779	865
Net income attributable to common stockholders	$13,538	$36,084	$43,113	$61,886

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.27	$0.74	$0.87	$1.27
Diluted	$0.26	$0.71	$0.83	$1.22
Weighted average common shares outstanding:
Basic	49,954,565	49,007,343	49,776,578	48,842,333
Diluted	51,836,239	50,979,679	51,879,061	50,673,752

Stock-based compensation expense included in operating expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales and marketing	$1,189	$734	$3,232	$2,263
General and administrative	1,974	2,154	7,217	6,033
Research and development	6,255	4,560	16,913	12,605
Total stock-based compensation expense	$9,418	$7,448	$27,362	$20,901

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$700,307	$253,459
Accounts receivable, net of allowance for credit losses of $3,158 and $4,696, respectively, and net of allowance for product returns of $1,025 and $1,480, respectively	90,624	83,326
Inventory	56,526	44,281
Other current assets, net of allowance for credit losses of $3 and $17, respectively	23,310	16,348
Total current assets	870,767	397,414
Property and equipment, net	42,412	44,796
Intangible assets, net	90,476	103,259
Goodwill	112,901	112,838
Deferred tax assets	11,430	21,692
Operating lease right-of-use assets	29,911	33,455
Other assets, net of allowance for credit losses of $76 and $72, respectively	23,857	18,233
Total assets	$1,181,754	$731,687
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$62,966	$53,927
Accrued compensation	21,442	22,307
Deferred revenue	7,037	4,037
Operating lease liabilities	10,242	9,973
Total current liabilities	101,687	90,244
Deferred revenue	9,040	8,492
Convertible senior notes, net	421,112	—
Long-term debt	—	110,000
Operating lease liabilities	32,322	37,697
Other liabilities	8,530	6,811
Total liabilities	572,691	253,244
Redeemable noncontrolling interest	11,889	10,691
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 50,174,272 and 49,630,773 shares issued; and 50,027,119 and 49,483,620 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	501	496
Additional paid-in capital	492,135	405,831
Treasury stock, at cost; 147,153 shares as of September 30, 2021 and December 31, 2020	(5,149)	(5,149)
Retained earnings	109,687	66,574
Total stockholders’ equity	597,174	467,752
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,181,754	$731,687

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2021	2020
Net income	$42,334	$61,021
Adjustments to reconcile net income to net cash from operating activities:
Recovery of credit losses on accounts receivable	(238)	(237)
Reserve for product returns	1,628	1,491
Recovery of credit losses on notes receivable	(10)	(368)
Provision for excess and obsolete inventory	374	1,178
Amortization on patents and tooling	947	604
Amortization and depreciation	22,329	20,023
Amortization of debt discount and debt issuance costs	11,590	81
Amortization of operating leases	7,173	6,562
Deferred income taxes	(5,918)	(1,480)
Change in fair value of contingent liability	—	(2,593)
Stock-based compensation	27,362	20,901
Acquired in-process research and development	—	3,297
Gain on sale of investment	—	(24,737)
Loss on early extinguishment of debt	185	—
Changes in operating assets and liabilities:
Accounts receivable	(8,689)	(7,131)
Inventory	(12,619)	(7,209)
Other current and non-current assets	(8,368)	(5,549)
Accounts payable, accrued expenses and other current liabilities	10,672	5,897
Deferred revenue	3,548	2,374
Operating lease liabilities	(8,745)	(7,427)
Other liabilities	(361)	(28)
Cash flows from operating activities	83,194	66,670
Cash flows (used in) / from investing activities:
Additions to property and equipment	(8,939)	(10,677)
Purchases of in-process research and development	—	(3,297)
Issuances of notes receivable	—	(600)
Receipt of payments on notes receivable	42	2,023
Purchase of investment in unconsolidated entity	(5,000)	—
Proceeds from sale of investment	—	25,687
Purchases of patents and patent licenses	—	(900)
Cash flows (used in) / from investing activities	(13,897)	12,236
Cash flows from financing activities:
Proceeds from credit facility	—	50,000
Repayments of credit facility	(110,000)	(2,000)
Proceeds from issuance of convertible senior notes	500,000	—
Payments of debt issuance costs	(15,698)	—
Payments of deferred consideration for business acquisitions	(1,160)	(819)
Purchases of treasury stock	—	(5,149)
Issuances of common stock from equity-based plans	4,409	6,609
Cash flows from financing activities	377,551	48,641
Net increase in cash and cash equivalents	446,848	127,547
Cash and cash equivalents at beginning of the period	253,459	119,629
Cash and cash equivalents at end of the period	$700,307	$247,176

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted EBITDA:
Net income	$13,294	$35,825	$42,334	$61,021
Adjustments:
Interest expense, interest income and other income / (expense), net	4,003	(24,315)	11,342	(23,575)
Provision for / (benefit from) income taxes	1,787	6,546	(2,864)	5,471
Amortization and depreciation expense	7,467	6,878	22,329	20,023
Stock-based compensation expense	9,418	7,448	27,362	20,901
Secondary offering expense	—	—	—	543
Acquisition-related (benefit) / expense	—	(304)	29	2,044
Litigation expense	1,609	2,418	10,658	6,467
Total adjustments	24,284	(1,329)	68,856	31,874
Adjusted EBITDA	$37,578	$34,496	$111,190	$92,895

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted net income:
Net income, as reported	$13,294	$35,825	$42,334	$61,021
Provision for / (benefit from) income taxes	1,787	6,546	(2,864)	5,471
Income before income taxes	15,081	42,371	39,470	66,492
Adjustments:
Less: interest income and other income / (expense), net	(193)	(24,871)	(376)	(25,644)
Amortization expense	4,329	4,084	12,987	12,209
Amortization of debt discount and debt issuance costs	4,191	—	11,584	—
Stock-based compensation expense	9,418	7,448	27,362	20,901
Secondary offering expense	—	—	—	543
Acquisition-related (benefit) / expense	—	(304)	29	2,044
Litigation expense	1,609	2,418	10,658	6,467
Non-GAAP adjusted income before income taxes	34,435	31,146	101,714	83,012
Income taxes [1]	(7,231)	(6,541)	(21,360)	(17,433)
Non-GAAP adjusted net income	$27,204	$24,605	$80,354	$65,579

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2021 and 2020. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$13,538	$36,084	$43,113	$61,886
Provision for / (benefit from) income taxes	1,787	6,546	(2,864)	5,471
Income attributable to common stockholders before income taxes	15,325	42,630	40,249	67,357
Adjustments:
Less: interest income and other income / (expense), net	(193)	(24,871)	(376)	(25,644)
Amortization expense	4,329	4,084	12,987	12,209
Amortization of debt discount and debt issuance costs	4,191	—	11,584	—
Stock-based compensation expense	9,418	7,448	27,362	20,901
Secondary offering expense	—	—	—	543
Acquisition-related (benefit) / expense	—	(304)	29	2,044
Litigation expense	1,609	2,418	10,658	6,467
Non-GAAP adjusted income attributable to common stockholders before income taxes	34,679	31,405	102,493	83,877
Income taxes [1]	(7,283)	(6,595)	(21,524)	(17,614)
Non-GAAP adjusted net income attributable to common stockholders	$27,396	$24,810	$80,969	$66,263

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.27	$0.74	$0.87	$1.27
Provision for / (benefit from) income taxes	0.04	0.13	(0.06)	0.11
Income attributable to common stockholders before income taxes	0.31	0.87	0.81	1.38
Adjustments:
Less: interest income and other income / (expense), net	—	(0.51)	—	(0.52)
Amortization expense	0.09	0.09	0.26	0.25
Amortization of debt discount and debt issuance costs	0.08	—	0.23	—
Stock-based compensation expense	0.19	0.15	0.55	0.43
Secondary offering expense	—	—	—	0.01
Acquisition-related (benefit) / expense	—	(0.01)	—	0.04
Litigation expense	0.03	0.05	0.21	0.13
Non-GAAP adjusted income before income taxes	0.70	0.64	2.06	1.72
Income taxes [1]	(0.15)	(0.13)	(0.43)	(0.36)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.55	$0.51	$1.63	$1.36

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.53	$0.49	$1.56	$1.31

Weighted average common shares outstanding:
Basic, as reported	49,954,565	49,007,343	49,776,578	48,842,333
Diluted, as reported	51,836,239	50,979,679	51,879,061	50,673,752

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2021 and 2020. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Non-GAAP free cash flow:
Cash flows from operating activities	$37,886	$18,622	$83,194	$66,670
Additions to property and equipment	(1,558)	(3,561)	(8,939)	(10,677)
Non-GAAP free cash flow	$36,328	$15,061	$74,255	$55,993